UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2005

TeraForce Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11630	76-0471342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 East Campbell Road, Richardson, Texas		75081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	469-330-4960

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed in our Current Report on Form 8-K dated August 1, 2005 the Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas Dallas Division (the "Bankruptcy Court").

On November 22, 2005 the Company filed with the Bankruptcy Court a Disclosure Statement in Support of the Debtors’ and Bean Group’s Joint Consolidated Chapter 11 Plan of Reorganization (the "Disclosure Statement") in connection with the filing of the Debtors’ and Bean Group’s Joint Consolidated Chapter 11 Plan of Reorganization (the "Plan").

The Bankruptcy Court has set a hearing on the approval of the Disclosure Statement to be held on December 20, 2005. The Bankruptcy Court will not consider confirmation of the Plan at this hearing.

The Plan, as proposed, provides for no distribution to existing holders of the Company’s common stock and provides that all currently outstanding shares of common stock will be canceled upon confirmation of the Plan.

This Current Report on Form 8-K is not a solicitation of votes for or against the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeraForce Technology Corporation

December 1, 2005	By:	Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer